UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA	01886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Cynosure, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders on May 14, 2015. At the 2015 Annual Meeting, the Company’s stockholders elected both of the director nominees, approved, on an advisory basis, the compensation of named executive officers, and ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015.

Holders of the Company’s Class A Common Stock elected Brian M. Barefoot and Thomas H. Robinson to serve as the Company’s Class I Classified Directors until the Company’s 2018 Annual Meeting of Stockholders and until their successors are elected and qualified.

The matters acted upon at the 2015 Annual Meeting, and the voting tabulation for each matter, are as follows:

Proposal 1:	The election of two Class I Classified Directors for the next three years.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Brian M. Barefoot	16,076,151	2,540,852	1,559,763
Thomas H. Robinson	10,086,545	8,530,458	1,559,763

Proposal 2:	The non-binding approval of the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in the Company’s proxy statement.

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
9,284,957	9,257,042	75,004	1,559,763

Proposal 3:	Ratification of the selection of Ernst & Young LLP as Cynosure’s independent registered public accounting firm for the year ending December 31, 2015.

Votes For	Votes Against	Votes Abstaining
19,923,780	236,212	16,774

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: May 18, 2015	By:	/s/ Timothy W. Baker
Timothy W. Baker President, Chief Operating Officer and Chief Financial Officer